                               AS FILED WITH THE

              SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1996.


                                                      REGISTRATION NO. 333-04426
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  AVTEAM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                      5088
            (Primary Standard Industrial Classification Code Number)

                                   65-0313187
                    (I.R.S. Employer Identification Number)

                               3230 Executive Way
                             Miramar, Florida 33025
                                 (954) 431-2359
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                                 Donald A. Graw
                               3230 Executive Way
                             Miramar, Florida 33025
                                 (954) 431-2359
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

             SETH P. JOSEPH, ESQ.                              ANDREW HULSH, ESQ.
               BAKER & MCKENZIE                           GREENBERG, TRAURIG, HOFFMAN,
           BARNETT TOWER, SUITE 1600                      LIPOFF, ROSEN & QUENTEL, P.A.
              701 BRICKELL AVENUE                             1221 BRICKELL AVENUE
           MIAMI, FLORIDA 33131-2827                          MIAMI, FLORIDA 33131
                (305) 789-8960                                   (305) 579-0832

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, please check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of certain estimated expenses incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

    Securities and Exchange Commission registration fee.....................  $   20,522
    NASD filing fee.........................................................       6,452
    Nasdaq National Market listing fee......................................      34,500
    Blue Sky fees and expenses..............................................      15,000
    Printing and engraving expenses.........................................     100,000
    Legal fees and expenses.................................................     450,000
    Accounting fees and expenses............................................     220,000
    Registrar and Transfer Agent's fees and expenses........................       3,500
    Miscellaneous...........................................................     200,026
                                                                              ----------
              Total.........................................................  $1,050,000
                                                                              ==========

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and NASDAQ National Market listing fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Stockholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under the Florida General Corporation Act to indemnify all directors and officers to the extent provided in such statute. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent permitted by law either now or hereafter. The Company has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.01 to this Registration Statement, the Underwriters have agreed to indemnify the directors, officers and controlling persons of the Company against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On January 1, 1995, pursuant to the terms of certain stock options granted by the Company, certain executive officers of the Company acquired an aggregate of 71.35 shares of the then outstanding class of common stock, par value $1.00 per share, for an aggregate as evidenced by certain promissory notes each in the amount of $259,097. Such securities were issued pursuant to exemptions set forth in Section 3(b) of the Securities Act.

     On December 31, 1995, pursuant to the terms of certain stock options granted by the Company, certain executive officers of the Company acquired an aggregate of 178.65 shares of the then outstanding class of common stock, par value $1.00 per share, as evidenced by certain promissory notes in the aggregate amount of $1,120,245. Such securities were issued pursuant to exemptions set forth in Section 3(b) of the Securities Act.

     In March 1996, the Company amended and restated its Articles of Incorporation, pursuant to which each share of the then outstanding class of common stock, par value $1.00 per share, was converted into 4,000 shares of the currently outstanding class of Common Stock, par value $.01 per share. The Company issued an aggregate of 5,000,000 shares of Common Stock to the stockholders of the Company for no additional consideration in connection with such share conversion.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
NUMBER                                          EXHIBIT
- -------       ---------------------------------------------------------------------------
  1.01    --  Form of Underwriting Agreement*
  3.01    --  Amended and Restated Articles of Incorporation of Registrant*
  3.02    --  Amended and Restated By-Laws of Registrant*
  4.01    --  Specimen Certificate for the Common Stock*
  5.01    --  Opinion of Baker & McKenzie*
 10.01    --  Loan Agreement dated September 29, 1995 between Registrant and Barnett Bank of South Florida, N.A.*
 10.02    --  Surplus Parts Supply Agreement dated June 12, 1995 between Registrant and
              United Technologies Corporation (confidential treatment of certain portions of Exhibit 10.02 has been requested)*
 10.03    --  Letter Agreement dated September 5, 1995 between Registrant and Parati
              Corporation*
 10.04    --  Letter Agreement Amendment dated April 12, 1996 between Registrant and
              Parati Corporation*
 10.05    --  Employment Agreement effective as of January 1, 1994 between Registrant,
              Turbine Engine Technology Corporation and Donald A. Graw*
 10.06    --  Amendment No. 1 to the Employment Agreement effective as of December 31,
              1995 between Registrant and Donald A. Graw*
 10.07    --  Amendment No. 2 to the Employment Agreement effective as of April 12, 1996 between Registrant and Donald A. Graw*
 10.08    --  Employment Agreement effective as of January 1, 1994 between Registrant,
              Turbine Engine Technology Corporation and Jaime J. Levy*
 10.09    --  Amendment No. 1 to the Employment Agreement effective as of December 31,
              1995 between Registrant and Jaime J. Levy*
 10.10    --  Amendment No. 2 to the Employment Agreement effective as of April 12, 1996 between Registrant and Jaime J. Levy*
 10.11    --  Form of S Corporation Tax Allocation and Indemnification Agreement dated
              April 12, 1996 between Registrant and each of the current stockholders.*
 10.12    --  Lease Agreement dated December 28, 1994 between Registrant and Sunbeam
              Properties, Inc.*
 10.13    --  Lease Agreement dated November 13, 1995 between Registrant and Sunbeam
              Properties, Inc.*
 10.14    --  Form of Indemnification Agreement between Registrant and officer and directors of Registrant*
 10.15    --  Amended and Restated Loan Agreement, dated June 13, 1996, between
              Registrant and Barnett Bank of South Florida, N.A.*
 23.01    --  Consent of Baker & McKenzie (included in Exhibit 5.01)*
 23.02    --  Consent of Ernst & Young LLP


- ---------------

 * Previously filed.

     (b) Financial Statement Schedules:

  SCHEDULE
   NUMBER                                        SCHEDULE
- ------------      ----------------------------------------------------------------------
Schedule II   --  Valuation and Qualifying Accounts for the Years Ended December 31,
                    1993, 1994 and 1995

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) That for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (4) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has caused this Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on the 9th day of July, 1996.


                                          AVTEAM, INC.

                                          By:      /s/  DONALD A. GRAW
                                            ------------------------------------
                                                      Donald A. Graw,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    NAME                                    TITLE                     DATE
         /s/  LEON SRAGOWICZ*                  Chairman of the Board, Director   July 9, 1996
- ---------------------------------------------
               Leon Sragowicz

        /s/  DONALD A. GRAW*                   President, Chief Executive        July 9, 1996
- ---------------------------------------------    Officer, Director (Principal
               Donald A. Graw                    Executive Officer)

         /s/  MARK S. KOONDEL*                 Chief Financial Officer,          July 9, 1996
- ---------------------------------------------    Treasurer (Principal Financial
               Mark S. Koondel                   and Accounting Officer)

           /s/  JAIME J. LEVY*                 Executive Vice President,         July 9, 1996
- ---------------------------------------------    Director
                Jaime J. Levy

     /s/  BRYAN THOMAS MCFARLAND*              Vice President -- Technical       July 9, 1996
- ---------------------------------------------    Operations
           Bryan Thomas McFarland

         /s/  RICHARD PRESTON*                 Secretary, Director               July 9, 1996
- ---------------------------------------------
               Richard Preston

         /s/  ROBERT MUNSON*                   Director                          July 9, 1996
- ---------------------------------------------
                Robert Munson

*By:       Donald A. Graw
    -----------------------------------------
      Donald A. Graw, Attorney-in-Fact.